EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-1) pertaining to the JayHawk Energy, Inc. prospectus to sell up to 10,224,054 shares dated August 19, 2010, of our report dated December 23, 2008, with respect to the consolidated financial statements of JayHawk Energy, Inc., included in its Annual Report (Form 10-K) for the years ended September 30, 2009 and 2008, filed with the Securities and Exchange Commission.

Calgary, Alberta
August 19, 2010	MEYERS NORRIS PENNY LLP